UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2020, Apellis Pharmaceuticals, Inc. and its subsidiaries Apellis Switzerland GmbH and APL DEL Holdings, LLC (collectively, the “Company”) entered into a Collaboration and License Agreement with Swedish Orphan Biovitrum AB (Publ) (“Sobi”) concerning the development and commercialization of pegcetacoplan and specified other compstatin analogues or derivatives for use systemically or for local non-ophthalmic administration (“Licensed Products”). The agreement does not cover pegcetacoplan or other compstatin analogues or derivatives used for non-systemic ophthalmic administration or the Company’s APL-9 compound.

Under the agreement, the Company granted Sobi an exclusive (subject to certain retained rights of the Company), sublicensable license under certain patent rights and know-how to develop and commercialize Licensed Products in all countries outside of the United States.

The Company retains the right to commercialize Licensed Products in the United States, and, subject to specified limitations, to develop Licensed Products worldwide for commercialization in the United States.

Under the agreement, the Company and Sobi have agreed to collaborate to develop Licensed Products for the treatment of paroxysmal nocturnal hemoglobinuria, cold agglutinin disease, hematopoietic stem cell transplantation thrombotic microangiopathy, C3 glomerulopathy and immune complex membranoproliferative glomerulonephritis, and amyotrophic lateral sclerosis (the “Initial Indications”), and any other indications subsequently agreed upon by the parties, for commercialization by or on behalf of the Company in the United States and by or on behalf of Sobi outside of the United States. If the parties do not agree to jointly pursue any development activities for the Licensed Products (whether for an Initial Indication or otherwise), the party proposing to pursue such activities may conduct such activities at its sole expense (with the non-proposing party having the right to obtain rights to the data generated by such development activities by paying a specified percentage of that expense), subject to agreed-upon exceptions that limit each party’s unilateral development rights.

The initial development plan sets forth the initial development activities to be conducted by each of the Company and Sobi, with the Company bearing all costs incurred in conducting the activities set forth in such initial development plan, as well as certain specified additional costs that are not included in the initial development plan that may be incurred by the parties in developing Licensed Products for paroxysmal nocturnal hemoglobinuria in the European Union and the United Kingdom.

Each party is obligated to use commercially reasonable efforts to complete the development obligations assigned to it in the development plan, with the Company obligated to use commercially reasonable efforts to obtain regulatory approval from the FDA for a Licensed Product in each of the Initial Indications, to obtain regulatory approval from the EMA for a Licensed Product in paroxysmal nocturnal hemoglobinuria and to assist Sobi to obtain other regulatory and reimbursement approvals for Licensed Products outside of the United States, and with Sobi obligated to use commercially reasonable efforts to develop and obtain regulatory approval for, and to commercialize, Licensed Products for each of the Initial Indications in specified major markets.

The Company has agreed to supply to Sobi, pursuant to a supply agreement to be negotiated by the parties, Licensed Products for development and for commercialization outside of the United States in accordance with the agreement. The agreement grants Sobi the right to perform or have performed drug product manufacturing of Licensed Products for development and for commercialization outside the United States and to manufacture or have manufactured drug substance under certain circumstances.

The Company and Sobi will form several governance committees to oversee the development and manufacture, and to review and discuss the commercialization, of Licensed Products.

The Company has agreed not to, directly or indirectly, alone or with or for any other person or entity, conduct any clinical development or commercialization of APL-9 for any Initial Indication or any other indications subsequently agreed upon by the parties.

Under the terms of the agreement, Sobi has agreed to pay the Company an upfront payment of $250 million, and up to an aggregate of $915 million upon the achievement of specified one-time regulatory and commercial milestone events, and to reimburse the Company for up to $80 million in development costs. The Company will also be entitled to receive tiered, low double-digit royalties (ranging from high teens to high twenties) on sales of Licensed Products outside of the United States, subject to customary deductions and third-party payment obligations, until the latest to occur of: (i) expiration of the last-to-expire of specified licensed patent rights; (ii) expiration of regulatory exclusivity; and (iii) ten (10) years after the first commercial sale of the applicable Licensed Product, in each case on a Licensed Product-by-Licensed Product and country-by-country basis. Under the agreement, the Company remains responsible for its license fee obligations (including royalty obligations) to the University of Pennsylvania as a licensor of the Company and for its payment obligations to SFJ Pharmaceuticals.

Unless earlier terminated, the agreement will expire upon the expiration of the last royalty term for the last Licensed Product outside of the United States. The agreement may be terminated in its entirety by Sobi upon 90 days’ prior written notice at any time after the earlier of (i) October 27, 2022 or (ii) receipt of the first regulatory approval for the first Licensed Product in any of France, Germany, Italy, Spain, or the United Kingdom. Either party may, subject to specified cure periods, terminate the agreement in its entirety in the event of the other party’s uncured material breach. In addition, the Company may, subject to specified cure periods, terminate the agreement in any of China, Japan, Brazil, or Canada if Sobi materially breaches its obligation to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize a Licensed Product for paroxysmal nocturnal hemoglobinuria and amyotrophic lateral sclerosis in such country. Either party may also terminate the agreement under specified circumstances relating to the other party’s insolvency. The Company may terminate the agreement in the event Sobi or its specified affiliates or sublicensees challenges the validity, scope or enforceability of the licensed patent rights under specified circumstances.

The foregoing description of certain terms of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement that the Company intends to file as an exhibit to its annual report on Form 10-K for the year ended December 31, 2020. The press release announcing the agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 27, 2020, of Apellis Pharmaceuticals, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: October 27, 2020	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer